                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    -----------------------------------------

                         HOME CITY FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Ohio                                            34-1839475
-------------------------------                    -----------------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

2454 North Limestone Street, Springfield, Ohio                  45503
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)

      Home City Financial Corporation 1997 Stock Option and Incentive Plan
      --------------------------------------------------------------------
                            (Full title of the plan)

                              J. William Stapleton
               Chief Executive Officer and Chief Operating Officer
                         Home City Financial Corporation
                           2454 North Limestone Street
                             Springfield, Ohio 45503
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (937) 390-0470
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        -------------------------------


                         Calculation of Registration Fee
                                    Proposed maximum   Proposed maximum    Amount of
Title of securities    Amount to be    offering       aggregate offering  registration
to be registered(1)     registered   price per share       price (2)          fee
--------------------------------------------------------------------------------------
  Common Shares,
   No Par Value          131,422          (2)            $1,591,057.62      $128.72

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also includes any additional Common Shares that become issuable under the Plan by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2) Of the 131,422 shares being registered, 95,935 may be purchased for $11.70 per share and 31,571 may be purchased for $13.175 per share upon the exercise of options already granted. The offering price of the remaining 3,916 shares reserved for the future grant of options, estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, is $13.45 per share on August 22, 2003.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
------------------------------------------------

         Home City Financial Corporation (the "Company" or "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13(a) or Section15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed with the Commission on March 26, 2003;

         2. The Company's Current Reports on Form 8-K filed with the Commission on March 27, 2003, and April 23, 2003; and

         3. The Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2003, filed with the Commission on May 9, 2003, and for the quarter ended June 30, 2003, filed with the Commission on August 7, 2003.

         The description of the Company's common shares, no par value per share (the "Common Shares"), contained in the Company's Form 8-A filed with the Commission on December 2, 1996 or contained in any subsequent amendment or report filed for the purpose of updating such description is hereby incorporated by reference.

         Any definitive proxy statement or information statement filed pursuant to Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
----------------------------------

         Not applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

         Article Five of the Company's Amended and Restated Code of Regulations governs the indemnification of directors and officers. Article Five provides:

         Section 5.01 Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with such action, suit or proceeding if such officer or director's act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by such officer or director's intent to cause injury to the corporation or by his or her reckless disregard for the best interests of the corporation, and in respect of any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the corporation or by a reckless disregard for the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his or her conduct was unlawful. The presumption recited in this Section 5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of novo contendere or its equivalent, shall not, of itself, rebut such presumption.

         Section 5.02 Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

                  (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he or she shall have been adjudged to be liable for an act or omission occasioned by his or her deliberate intent to cause injury to the corporation or by his or her reckless disregard for the best interests of the corporation unless and only to the extent that the Court of Common Pleas of Clark County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he or she is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                  (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this
Section 5.02.

         Section 5.03 Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he or she shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by such officer or director in connection therewith.

         Section 5.04 Determination Required. Any indemnification required under
Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or
(C) by the shareholders, or (D) by the Court of Common Pleas of Clark County, Ohio, or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Clark County, Ohio, or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

         Section 5.05 Advances for Expenses. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the corporation. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by such officer or director, but only if such officer or director shall first agree, in writing:

                  (A) to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he or she shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that in respect of any such claim, issue or other matter his or her relevant action or failure to act was occasioned by his or her deliberate intent to cause injury to the corporation or his or her reckless disregard for the best interests of the corporation, unless and only to the extent that the Court of Common Pleas of Clark County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all the circumstances, he or she is fairly and reasonably entitled to all or part of such indemnification; and

                  (B) to reasonably cooperate with the corporation concerning the action, suit or proceeding.

         Section 5.06 Article Five Not Exclusive; Limited by Federal Law and Regulation. The indemnification provided by this Article Five shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, the indemnification provided by this Article Five shall be subject to the limits of applicable federal law and regulation.

         Section 5.07 Insurance. The corporation may purchase and maintain insurance for or on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the obligation or the power to indemnify him or her against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         Section 5.08 Certain Definitions. For purposes of this Article Five, and as an example and not by way of limitation:

                  (A) a person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against such person, without a conviction of such person, without the imposition of a fine upon such person and without his or her payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or her or otherwise results in a vindication of such person); and

                  (B) references to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who did not act with deliberate intent to cause injury to or with reckless disregard for the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed not to have acted with "deliberate intent to cause injury to the Corporation" or with "a reckless disregard for the best interests of the Corporation" within the meaning of those terms as used in this Article Five.

         Section 5.09 Venue. Any action, suit or proceeding to determine a claim for, or for repayment to the corporation of, indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Clark County, Ohio. The corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over them by the Court of Common Pleas of Clark County, Ohio, in any such action, suit or proceeding.

         Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, member, manager or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                        (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                        (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E) (1) or
(2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E) (1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E) (1) or (2) of this section. Such determination shall be made as follows:

                        (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E) (1) or (2) of this section;

                        (b) If the quorum described in division (E) (4) (a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                        (c) By the shareholders;

                        (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E) (1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
(E) (4) (a) or by independent legal counsel under division (E) (4) (b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E) (2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division
(E) (1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)
(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                        (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                        (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E) (1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E) (1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E) (5), (6), and (7) of this section. Divisions (E) (1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E) (5), (6), or (7).

                  (9) As used in division (E) of this section, references to "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         The Company has purchased insurance coverage under policies which insure directors and officers against certain liabilities which might be incurred by them in such capacities.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.   Exhibits.
------------------

         See the Index to Exhibits attached hereto at page 13.

Item 9. Undertakings.
---------------------

         A. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effect amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this
Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Ohio, on the 25th day of August, 2003.


                           HOME CITY FINANCIAL CORPORATION



                           By: /s/ J. William Stapleton
                               -------------------------------------------------
                               J. William Stapleton, Chief Executive Officer
                                  and Chief Operating Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                 Title                                    Date
---------                                                 -----                                    ----

/s/ J. William Stapleton                                                                     August 25, 2003
---------------------------------
J. William Stapleton               Chief Executive Officer and Chief Operating Officer


/s/ Charles A. Mihal                                                                         August 25, 2003
---------------------------------
Charles A. Mihal                   Treasurer and Chief Financial Officer
                                   [Principal Accounting Officer]

/s/ Glenn W. Collier                                                                         August 25, 2003
---------------------------------
Glenn W. Collier                   Director


/s/ John D. Conroy                                                                           August 25, 2003
---------------------------------
John D. Conroy                     Director and Chairman of the Board


/s/ James E. Foreman                                                                         August 25, 2003
---------------------------------
James E. Foreman                   Director


/s/ Terry A. Hoppes                                                                          August 25, 2003
---------------------------------
Terry A. Hoppes                    Director


/s/ Douglas L. Ulery                                                                         August 25, 2003
---------------------------------
Douglas L. Ulery                   President and Director




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



                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.                         Description                                   Location
-----------                         -----------                                   --------

   4(a)               Articles of Incorporation of Home City        Incorporated by reference to Exhibit
                      Financial Corporation                         3(i) of the Registrant's Quarterly
                                                                    Report on Form 10-QSB for the quarter
                                                                    ended March 31, 1997

   4(b)               Amended and Restated Code of Regulations of   Incorporated by reference to Exhibit A
                      Home City Financial Corporation               of the Registrant's Definitive Proxy
                                                                    Statement for the 2003 Annual Meeting
                                                                    of Shareholders, filed with the
                                                                    Securities and Exchange Commission
                                                                    ("SEC") on March 25, 2003

   4(c)               Home City Financial Corporation 1997 Stock    Incorporated by reference to Exhibit A
                      Option and Incentive Plan                     of the Registrant's Definitive Proxy
                                                                    Statement for the 1997 Annual Meeting
                                                                    of Shareholders, filed with the SEC on
                                                                    September 19, 1997

     5                Opinion of Vorys, Sater, Seymour and Pease    Filed herewith
                      LLP

   23(a)              Consent of BKD, LLP                           Filed herewith

   23(b)              Consent of Vorys, Sater, Seymour and Pease    Filed as part of Exhibit 5
                      LLP










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